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                                                                    Exhibit 4(l)

NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT. NEITHER SUCH WARRANTS NOR SUCH SHARES MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT.

                               WARRANT TO PURCHASE
                     500,000 SHARES OF BENEFICIAL INTEREST,
                             $1 PAR VALUE PER SHARE,
                                       OF
             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

NO. A-1

        This certifies that Enterprise Asset Management, Inc. (the "Warrantholder"), is entitled to purchase from First Union Real Estate Equity and Mortgage Investments, a business trust organized under the laws of the State of Ohio (the "Trust"), subject to the terms and conditions hereof, at any time at or after 9:00 A.M., Cleveland, Ohio time, November 9, 1998 and before 5:00 P.M., Cleveland, Ohio time on the Expiration Date (as defined herein), the number of fully paid and non-assessable Common Shares of the Trust stated above at the Exercise Price (as defined herein).

                                    ARTICLE I

         SECTION 1.01: DEFINITION OF TERMS. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

         (a) COMMON SHARES: Shares of beneficial interest, $1 par value per share, of the Trust.

         (b) EXERCISE PRICE: $10.00 per Warrant Share as such price may be adjusted from time to time pursuant to Article III hereof.

         (c) EXPIRATION DATE: The tenth anniversary of the Issuance Date.

         (d) ISSUANCE DATE: November 9, 1998.

         (e) MERGER: A consolidation or merger of the Trust with or into any other trust or corporation (other than a consolidation or merger in which the Trust is the surviving entity.

         (f) PERSON: An individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization or government of any department or

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agency thereof.

         (g) WARRANT SHARES: Common Shares purchased or purchasable upon exercise of this Warrant.

                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANT

         SECTION 2.01: DURATION OF WARRANT. The Warrantholder may exercise this Warrant at any time and from time to time after 9:00 A.M., Cleveland, Ohio time, November 9, 1998, and before 5:00 P.M., Cleveland, Ohio time, on the Expiration Date. If this Warrant is not exercised on the Expiration Date, it shall expire, and all rights hereunder shall thereupon cease.

         SECTION 2.02:  EXERCISE OF WARRANT.

         (a) The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Trust at its principal office or at the office of its stock transfer agent, if any, with the subscription form attached hereto as Exhibit A (the "Subscription Form") duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased.

         (b) Upon receipt of this Warrant with the Subscription Form fully executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Trust shall cause to be issued certificates for the total number of whole Common Shares for which this Warrant is being exercised in such denominations as are requested for delivery to the Warrantholder registered in the name of the Warrantholder, and the Trust shall thereupon deliver such certificates to the Warrantholder.

         (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Trust shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

         (d) The Trust shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of any Warrant Shares to the Warrantholder.

         SECTION 2.03: RESERVATION OF SHARES. The Trust hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Common Shares from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, and payment therefor, free and clear of all



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liens, security interests, charges and other encumbrances and free and clear of all preemptive rights.

         SECTION 2.04: FRACTIONAL SHARES. The Trust shall not be required to issue any fraction of a Common Share in connection with the exercise of this Warrant.

         SECTION 2.05: LISTING. During such time as Common Shares are listed on a national securities exchange or automated quotation system, prior to the issuance of any Common Shares upon exercise of this Warrant, the Trust shall secure the listing of such Common Shares upon each national securities exchange or automated quotation system, if any, upon which Common Shares are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other Common Shares shall be so listed, such listing of all Common Shares from time to time issuable upon the exercise of this Warrant.

                                   ARTICLE III

                           ADJUSTMENT OF COMMON SHARES
                        PURCHASABLE AND OF EXERCISE PRICE

         The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

         SECTION 3.01: MECHANICAL ADJUSTMENTS.

         (a) In case the Trust shall at any time or from time to time after the date hereof (i) pay any dividend, or make any distribution, on the outstanding Common Shares in Common Shares, (ii) subdivide the outstanding Common Shares,
(iii) combine the outstanding Common Shares into a smaller number of shares or
(iv) issue by reclassification of the Common Shares any shares of capital stock of the Trust (each of the events described in the foregoing clauses (i) through (iv) referred to as an "Adjustment Event"), then and in each such case, the Exercise Price in effect immediately prior to such Adjustment Event or the record date therefor, whichever is earlier, shall be adjusted so that the Warrantholder shall be entitled to receive the number and type of Common Shares which such Warrantholder would have owned or have been entitled to receive after the happening of any of the Adjustment Events described above, had such Warrant been converted into Common Shares immediately prior to the happening of such Adjustment Event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 3.01(a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Shares entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such trust action becomes effective.


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         (b) If the Trust shall take a record of the holders of its Common
Shares for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Exercise Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

         (c) In the case of a Merger or a proposed reorganization of the Trust or a proposed reclassification of the capital stock of the Trust (except a transaction for which provision for adjustment is otherwise made in this Section 3.01), the Warrant shall thereafter be exerciseable into the number of shares of stock or other securities or property to which a holder of the number of Common Shares of the Trust deliverable upon exercise of such Warrant would have been entitled upon such Merger, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Trustees) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Warrant, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable conversion price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Trust shall not effect any such Merger unless prior to or simultaneously with the consummation thereof the successor entity shall assume by written instrument the obligation to deliver to the Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

         (d) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to paragraph (a) of this Section 3.01, the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant (as set forth on the front page of this Warrant) by $10.00 and dividing the product so obtained by the Exercise Price, as adjusted.

         (e) In the event that at any time, as a result of any adjustment made pursuant to Section 3.01(a), the Warrantholder thereafter shall become entitled to receive any shares of capital stock of the Trust other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 3.01.

         SECTION 3.02: NOTICES OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Trust shall prepare and deliver forthwith to the Warrantholder a certificate signed by its Treasurer or an Assistant

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Treasurer or the Secretary or an Assistant Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

         SECTION 3.03: FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

                                   ARTICLE IV

              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

         SECTION 4.01: NO RIGHTS AS SHAREHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of trustees of the Trust or of any other matter, or any rights whatsoever as shareholders of the Trust.

         SECTION 4.02: LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Trust may, on such reasonable terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

                                    ARTICLE V

                              TRANSFER OF WARRANTS

         SECTION 5.01: TRANSFER. Any sale, transfer or other disposition, in whole or in part, of this Warrant or any rights hereunder shall be made in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder.

         SECTION 5.02: RESTRICTIVE LEGEND. Each Warrant Share issued upon exercise of this Warrant shall bear a legend containing the following words:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR

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         INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF
         EXCEPT IN COMPLIANCE WITH SUCH ACT."

         "IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE."

         "THE BY-LAWS OF THE TRUST PROVIDE, AMONG OTHER THINGS, THAT NO PERSON MAY ACQUIRE TRUST SECURITIES (INCLUDING THESE SECURITIES) IF, THEREAFTER, HE WOULD BENEFICIALLY OWN MORE THAN 9.8% OF THE TRUST'S SHARES OF BENEFICIAL INTEREST. IN APPLYING THIS RESTRICTION, CONVERTIBLE SECURITIES OF THE TRUST BENEFICIALLY OWNED BY SUCH PERSON (INCLUDING CONVERTIBLE SECURITIES) ARE TO BE TREATED AS IF ALREADY CONVERTED INTO SHARES OF BENEFICIAL INTEREST. A COPY OF THE BY-LAWS AND INFORMATION ABOUT THE LIMIT ON OWNERSHIP MAY BE OBTAINED FROM THE SECRETARY OF THE TRUST."

The requirement that the above legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering,
(ii) when such shares are transferred pursuant to Rule 144 under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Trust an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Trust, or a "no-action" letter from the Staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Trust against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the occurrence of such event, the Trust, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend.


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                                   ARTICLE VI

                                  OTHER MATTERS

         SECTION 6.01: SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall bind and inure to the benefit of the Warrantholder and its permitted successors and assigns.

         SECTION 6.02: ENTIRE AGREEMENT. This Warrant and the Exhibit hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         SECTION 6.03: AMENDMENTS AND WAIVERS. The terms and provisions of this Warrant, including the provisions of this sentence, may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Trust and the Warrantholder.

         SECTION 6.04: COUNTERPARTS. This Warrant may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 6.05: GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of Ohio and of the United States of America, in each case located in the County of Cuyahoga, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Warrant and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Warrant shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Warrant or the transactions contemplated hereby in the courts of the State of Ohio or the United States of America, in each case located in the County of Cuyahoga, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

         SECTION 6.06: NOTICE. All notices, requests, consents and other communications

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hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

               (i)      if to the Trust, to:

                        First Union Real Estate Equity and Mortgage Investments 55 Public Square, Suite 1900
                        Cleveland, Ohio  44113-1937
                        Telephone:  (216) 781-4030
                        Attention:  GENERAL COUNSEL

               (ii)     if to the Warrantholder, to:

                        Enterprise Asset Management, Inc.
                        11 East 44th Street
                        New York, New York
                        Telephone:  (212) 824-1100
                        Attention:  GENERAL COUNSEL

         All such notices, requests, consents and other communications shall be deemed to have been given when received.

         SECTION 6.07: SEVERABILITY. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid, but if any provision of this Warrant is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Warrant.

         IN WITNESS WHEREOF, this Warrant has been duly executed by the Trust under seal as of the __th day of November, 1998.

                                   FIRST UNION REAL ESTATE EQUITY AND
                                   MORTGAGE INVESTMENTS

                                   By:

                                      Name:
                                      Title:

Attest:   _______________________
          Secretary


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                                                            EXHIBIT A TO WARRANT

                              FORM OF SUBSCRIPTION

                 (To be executed only upon exercise of Warrant)

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, _____________ Common Shares covered by the within Warrant and requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is set forth below. The undersigned herewith makes payment in full therefor of the Exercise Price therefor (or $___________ in the aggregate).

                               -------------------------------------------
                               (Signature must conform in all respects to name of holder as specified on the face of Warrant)

                               -------------------------------------------
                                             (Street Address)

                               -------------------------------------------
                               (City)        (State)          (Zip Code)

                               Date
                                    --------------------------------------